SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2003

webMethods, Inc.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-15681	54-1807654

(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

3930 PENDER DRIVE, FAIRFAX, VIRGINIA	22030

(Address of Principal Executive Offices)	(Zip Code)

      Registrant’s telephone number, including area code:    (703) 460-2500

Item 5. Other Events and Required FD Disclosure.

     On October 13, 2003, webMethods, Inc. issued four press releases, which are attached as Exhibits 99.1 through 99.4 to this Form 8-K, announcing its completion of the final stage of its strategic plan to provide customers a solution to run, measure and optimize the information technology infrastructure of their business that is completely standards-based, non-proprietary and vendor neutral. In those press releases, webMethods announced its acquisition of The Dante Group, Inc. and the portal solution previously known as “DataChannel”, as well as a definitive agreement to acquire The Mind Electric, Inc. (“TME”). The consummation of the acquisition of TME is subject to a number of conditions precedent; while webMethods expects consummation to occur within several days, there can be no assurances that the transaction will be consummated. WebMethods currently excepts these acquisitions, in the aggregate, to be accretive in three to four quarters and to be generally earnings neutral in the interim given anticipated webMethods expense reductions this quarter and the revenue streams that two of the acquisitions bring.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit
99.1, 99.2, 99.3 and 99.4	Press Releases dated October 13, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

By: /S/ MARY DRIDI
Mary Dridi
Chief Financial Officer

Dated: October 13, 2003

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1, 99.2, 99.3 and 99.4	Press Releases dated October 13, 2003